UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2018

Medidata Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34387 (Commission File Number)	13-4066508 (IRS Employer Identification No.)

350 Hudson Street, 9th Floor New York, New York (Address of principal executive offices)	10014 (Zip Code)
Registrant’s telephone number, including area code: (212) 918-1800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective October 19, 2018, the Board of Directors (the “Board”) of Medidata Solutions, Inc., a Delaware corporation (the “Company”), increased the size of the Board to eight members and elected Dr. Maria Rivas as a member of the Board to fill the newly created vacancy. Dr. Rivas is expected to be appointed to serve on one or more of the committees of the Board, to be designated in the future. Dr. Rivas was determined by the Board to be an “independent director” in accordance with Nasdaq Listing Rule 5605(a)(2), including satisfying the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Act of 1933, as amended.
Dr. Rivas is Senior Vice President, Head of Global Medical Affairs at the biopharma business of Merck KGaA, Darmstadt, Germany, which operates as EMD Serono in the U.S. and Canada, which she joined in July 2018. Prior to joining EMD Serono, Dr. Rivas was Senior Vice President, Global Medical Affairs at Merck & Co., Inc. from January 2016 to July 2018 and Vice President and Head Global, Medical Affairs at AbbVie Inc. from August 2012 to July 2015. Earlier in her career, Dr. Rivas served in various executive positions at Bayer Healthcare LLC and Eli Lilly and Company. Dr. Rivas received her Doctor of Medicine degree from Columbia University School of Physicians and Surgeons and received a BA in biochemistry from Brandeis University. She completed her post-doctorate medical training in internal medicine and endocrinology at New York-Presbyterian/Columbia University Medical Center.

In accordance with the Company’s non-employee director compensation policy, upon her appointment to the Board, Dr. Rivas received an equity award consisting of 4,282 shares of restricted stock, and, as a member of the Board, Dr. Rivas will receive the $47,500 annual cash retainer, which amount is prorated for any partial year of service, and will be eligible to receive additional cash and equity compensation in the future.
Dr. Rivas has entered into the Company’s standard form of indemnification agreement. The Company has not entered into any other material contract, plan or arrangement with Dr. Rivas. There are no material arrangements or understandings between Dr. Rivas and any other person pursuant to which Dr. Rivas was appointed to serve as a director that are not described above.
Item 7.01. Regulation FD Disclosure.
On October 22, 2018, the Company issued a press release announcing the appointment of Dr. Rivas to its Board of Directors. A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of the Company dated October 22, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 23, 2018
MEDIDATA SOLUTIONS, INC.
By: /s/ MICHAEL I. OTNER
Name: Michael I. Otner
Title: Executive Vice President—
                            General Counsel and Secretary